     As filed with the Securities and Exchange Commission on May 15, 1998
                                                 REGISTRATION STATEMENT NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ______________________

                            BOSTON PROPERTIES, INC.
            (Exact name of Registrant as Specified in Its Charter)

         DELAWARE                                            04-2473675
 (State of Incorporation)                     (I.R.S. Employer Identification #)

                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

         BOSTON PROPERTIES, INC. 1997 STOCK OPTION AND INCENTIVE PLAN

                           (Full Title of the Plan)
                            ----------------------

                        MORTIMER B. ZUCKERMAN, CHAIRMAN
            EDWARD H. LINDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BOSTON PROPERTIES, INC.
                              8 ARLINGTON STREET
                         BOSTON, MASSACHUSETTS  02116
                                (617) 859-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ______________________

                                With copies to:
                            GILBERT G. MENNA, P.C.
                           EDWARD M. SCHULMAN, ESQ.
                          GOODWIN, PROCTER & HOAR LLP
                                EXCHANGE PLACE
                          BOSTON, MASSACHUSETTS 02109
                                (617) 570-1000

                            ______________________


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
  Title of Securities Being        Amount to be        Proposed Maximum           Proposed Maximum          Amount of
          Registered              Registered (1)   Offering Price Per Share   Aggregate Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        7,611,668            $33.28125 (2)               $253,325,826             $74,731.12
          per share
============================================================================================================================

(1) Shares issued or available for issuance under the Boston Properties, Inc. 1997 Stock Option and Incentive Plan, as amended; plus such additional number of shares as may be required pursuant to the Boston Properties, Inc. 1997 Stock Option and Incentive Plan, as amended, in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, $0.01 par value per share, as reported on the New York Stock Exchange on May 11, 1998.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------

    Boston Properties, Inc. (the "Registrant") hereby incorporates by reference the documents listed in (a) through (c) below, which have previously been filed with the Securities and Exchange Commission:

    (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    (b) (1) The Registrant's Current Report on Form 8-K dated January 12, 1998;

        (2) The Registrant's Current Report on Form 8-K dated January 26, 1998;

        (3) The Registrant's Current Report on Form 8-K dated February 6, 1998; and

    (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated June 12, 1997, including any amendment or report filed for the purpose of amending such description.

    In addition, all documents subsequently filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

    Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

    Certain legal matters, including the validity of the shares of the Registrant's Common Stock offered hereby, will be passed upon for the Registrant by Goodwin, Procter & Hoar LLP. Gilbert G. Menna, the sole shareholder of Gilbert G. Menna, P.C., a partner of Goodwin, Procter & Hoar LLP, serves as an Assistant Secretary of the Registrant. Certain partners of Goodwin, Procter & Hoar LLP or their affiliates, together with Mr. Menna, own approximately 20,000 shares of the Registrant's Common Stock. Goodwin, Procter & Hoar LLP occupies approximately 26,000 square feet at 599 Lexington Avenue, New York, NY under a lease with the Registrant that expires in 2002.

Item 6.  Indemnification of Directors and Officer.
         ----------------------------------------

    The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") and the Registrant's Amended and Restated Bylaws (the "Bylaws") provide certain limitations on the liability of the Registrant's directors and officers for monetary damages to the Registrant. The Certificate and Bylaws obligate the Registrant to indemnify its directors and officers, and permit the Registrant to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Registrant and the stockholders against these individuals.

       The Registrant's Certificate limits the liability of the Registrant's directors and officers to the Registrant to the fullest extent permitted from time to time by Delaware General Corporation Law (the "DGCL"). The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

       The Certificate contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The provision does not alter a director's liability under the federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

       The Bylaws provide that directors and officers of the Registrant shall be, and, in the discretion of the Registrant's Board of Directors, non-officer employees may be, indemnified by the Registrant the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Registrant. The Bylaws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any bylaw, agreement, vote of stockholders, or otherwise.

       The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the Registrant indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and may cover directors and officers under the Registrant's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Registrant's Board of Directors or the Registrant's Stockholders to eliminate the rights it provides. It is the position of the Commission that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to Section 14 of the Securities Act.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

       Not Applicable.

Item 8.  Exhibits.
         --------

       (a) The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit
-------

       5.1 Opinion of Goodwin, Procter & Hoar LLP, as to the legality of the securities being registered
      10.1    Boston Properties, Inc. 1997 Stock Option and Incentive Plan*
      23.1    Consent of Independent Accountants, Coopers & Lybrand L.L.P.
      23.2    Consent of Counsel, Goodwin, Procter & Hoar LLP (included in
              Exhibit 5.1 hereto)
      24.1    Powers of Attorney

Item 9.  Undertakings.
         ------------

         (a) The undersigned registrant hereby undertakes:

             (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated herein by reference in the registration statement.


____________________________

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-11 (No. 333-25279).

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts, on this 11th day of May, 1998.

                              BOSTON PROPERTIES, INC.



                              By:/s/ Edward H. Linde
                                 ------------------------------------------
                                 Edward H. Linde, President and Chief
                                 Executive Officer

      Signature                   Capacity                               Date
      ---------                   --------                               ----
          *                  Chairman of the Board of Directors      May 11, 1998
--------------------------
Mortimer B. Zuckerman


/s/ Edward H. Linde          President and Chief Executive Officer,  May 11, 1998
--------------------------
Edward H. Linde              Director (Principal Executive Officer)


/s/ David G. Gaw             Chief Financial Officer (Principal
--------------------------
David G. Gaw                 Financial Officer and Principal         May 11, 1998
                             Accounting Officer)

          *                  Director                                May 11, 1998
--------------------------
Alan J. Patricof

          *                  Director                                May 11, 1998
-------------------------
Ivan G. Seidenberg

          *                  Director                                May 11, 1998
-------------------------
Martin Turchin


*By:/s/ Edward H. Linde
    -------------------
    Edward H. Linde, as
    attorney-in-fact

                                 EXHIBIT INDEX


Exhibit No.                         Description
----------                          -----------


      5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
     10.1 Boston Properties, Inc. 1997 Stock Option and Incentive Plan*
     23.1 Consent of Independent Accountants, Coopers & Lybrand L.L.P.
     23.2 Consent of Goodwin, Procter & Hoar LLP (included in
          Exhibit 5.1 hereto)
     24.1 Powers of Attorney


____________________________

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-11 (No. 333-25279).